FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for Annual and Fourth Quarter Fiscal 2012

•	Revenue for the year increased 12.8 percent over fiscal 2011 to $4.00 billion.

•	GAAP gross margin for the year was 51.4 percent, up 11.6 percentage points; non-GAAP gross margin was 51.9 percent, up 6.8 percentage points.

•	GAAP EPS for the year rose 118.6 percent; non-GAAP EPS rose 46.9 percent.

•	Quarterly revenue decreased 10.6 percent to $953.2 million from $1.07 billion in the previous quarter.

•	GAAP gross margin was 51.4 percent for the quarter; non-GAAP gross margin was 52.5 percent.

•	Quarterly GAAP EPS were $0.19, down from $0.29 in the previous quarter; non-GAAP EPS were $0.26, down from $0.35 in the previous quarter.
SANTA CLARA, Calif.-Feb. 15, 2012-NVIDIA (NASDAQ: NVDA) today reported revenue for fiscal 2012 ended Jan. 29, 2012 of $4.00 billion, up 12.8 percent from $3.54 billion in fiscal 2011. GAAP earnings per share for the year were $0.94 per diluted share, an increase of 118.6 percent over $0.43 in fiscal 2011. Non-GAAP earnings per share for fiscal 2012 were $1.19, up 46.9 percent over $0.81 in fiscal 2011.
Revenue for the fourth quarter of fiscal 2012 was $953.2 million, down 10.6 percent from the prior quarter, and up 7.5 percent from $886.4 million in the same period a year earlier.
“I am pleased with our achievements last year. Our GPU business grew sharply.  And, with the success of Tegra, we established our position in the mobile market,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “We expect continued growth ahead, as Tegra 3 powers a new wave of quad-core super phones and Kepler, our next-generation GPU architecture, sets new standards in visual and parallel computing.”

	Annual Highlights
(in millions except per share data)	FY12 GAAP	FY11 GAAP	FY12 NON-GAAP	FY11 NON-GAAP
Revenue	$3,997.9	$3,543.3	$3,997.9	$3,543.3
Gross margin	51.4%	39.8%	51.9%	45.1%
Operating expenses	$1,408.2	$1,153.3	$1,245.7	$1,096.4
Net income	$581.1	$253.1	$734.4	$476.4
Earnings per share	$0.94	$0.43	$1.19	$0.81

	Quarterly Highlights
(in millions except per share data)	Q4 FY12 GAAP	Q3 FY12 GAAP	Q4 FY12 NON-GAAP	Q3 FY12 NON-GAAP
Revenue	$953.2	$1,066.2	$953.2	$1,066.2
Gross margin	51.4%	52.2%	52.5%	52.5%
Operating expenses	$367.7	$359.6	$325.2	$317.6
Net income	$116.0	$178.3	$158.1	$217.0
Earnings per share	$0.19	$0.29	$0.26	$0.35
On a GAAP basis, the company recorded net income of $116.0 million, or $0.19 per diluted share, for the fourth quarter of fiscal 2012. That compares with net income of $178.3 million, or $0.29 per diluted share, in the prior quarter and $171.7 million, or $0.29 per diluted share, in the same period a year earlier.
On a non-GAAP basis - which excludes certain charges or credits, as applicable in the fiscal quarter, and the tax impact associated with such items, including: stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, and legal settlements - net income was $158.1 million, or $0.26 per diluted share. That compares with non-GAAP net income of $217.0 million, or $0.35 per diluted share, in the prior quarter, and net income of $142.4 million, $0.24 per share, in the same period a year earlier.
GAAP gross margin was 51.4 percent, compared with 52.2 percent in the previous quarter and 48.1 percent in the same period a year earlier. Non-GAAP gross margin, which excludes stock-based compensation and a legal settlement charge, was 52.5 percent and compares with 52.5 percent in the previous quarter and 48.3 percent in the same period a year earlier.
Outlook
Our outlook for the first quarter of fiscal 2013, is as follows:

•	Revenue is expected to be between $900 million and $930 million.

•	GAAP gross margins are expected to be 49.2 percent, plus or minus 1 percentage point; non-GAAP gross margins are expected to be 49.5 percent, plus or minus 1 percentage point.

•	GAAP operating expenses are expected to be approximately $383 million; non-GAAP operating expenses are expected to be approximately $340 million.

•
GAAP and non-GAAP tax rates are expected to be approximately 20 percent for the fiscal year 2013; and approximately 16 percent for the year, if the research tax credit is reinstated into U.S. tax law. Our annual projected tax rates reflect our expectation for the quarter, excluding any discrete tax events that may occur, which, if realized, may increase or decrease our GAAP and non-GAAP tax rates.

We estimate depreciation and amortization for the first quarter to be approximately $52 million to $56 million. Capital expenditures are expected to be in the range of $35 to $45 million.

Diluted shares for the first quarter are expected to be approximately 622.5 million.

Fourth Quarter Fiscal 2012 Highlights:

•
NVIDIA's Tegra 3® processors started shipping to consumers in the Asus Transformer Prime tablet. The tablet is the first to run Android 4.0, “Ice Cream Sandwich.” Asus also announced a $249 tablet to be based on Tegra 3.

•	Other Tegra 3 devices announced in the quarter include:

◦	Asus Transformer Prime TF700T, similar to the Prime, but with a 1920x1200 resolution display.

◦	Acer Iconia Tab A700, also with a 1920x1200 display.

◦	Lenovo IdeaPad K2, again with a 1920x1200 display.

◦	Fujitsu announced an unnamed Android phone, running Android 4.0 “Ice Cream Sandwich”.

•	NVIDIA announced NVIDIA Maximus™ technology, which increases productivity by enabling design and simulation to be accelerated on a single workstation.

CFO Commentary
Commentary on the quarter by Karen Burns, NVIDIA interim chief financial officer, is available at www.nvidia.com/ir.
Conference Call and webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its fourth quarter fiscal 2012 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (706) 679 2572. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its first quarter fiscal 2013.

Non-GAAP Measures
To supplement NVIDIA's Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income, and non-GAAP net income, or earnings, per share. In order for NVIDIA's investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude legal settlements, a charge related to the weak die/packaging material set that was used in certain versions of the NVIDIA's previous generation MCP and GPU products, net of insurance reimbursement, stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, and the associated tax impact of these items, where applicable. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company's historical financial performance. The presentation of the company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company's financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA (NASDAQ: NVDA) awakened the world to computer graphics when it invented the GPU in 1999. Today, its processors power a broad range of products from smart phones to supercomputers. NVIDIA's mobile processors are used in cell phones, tablets and auto infotainment systems. PC gamers rely on GPUs to enjoy spectacularly immersive worlds. Professionals use them to create visual effects in movies and design everything from golf clubs to jumbo jets. And researchers utilize GPUs to advance the frontiers of science with high-performance computing. The company holds more than 2,200 patents worldwide, including ones covering ideas essential to modern computing. For more information, see www.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: the company's financial outlook for the first quarter of fiscal 2013; the benefits of NVIDIA Maximus technology; the company's continued growth; the success and momentum of Tegra 3; the impact of the company's next-generation Kepler architecture; and the effects of the company's patents on modern computing are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended October 30, 2011. Copies of reports filed with the SEC are posted on the company's website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2012 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, Maximus, GeForce, Tegra and Tesla are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

###
For further information, contact:

Rob Csongor	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6373	(408) 566-5150
rcsongor@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 29,	January 30,	January 29,	January 30,
	2012	2011	2012	2011

Revenue	$953,194	$886,376	$3,997,930	$3,543,309
Cost of revenue	463,181	460,017	1,941,413	2,134,219
Gross profit	490,013	426,359	2,056,517	1,409,090
Operating expenses
Research and development	266,862	215,563	1,002,605	848,830
Sales, general and administrative	100,834	88,018	405,613	361,513
Legal settlement (A)	—	(57,000)	—	(57,000)
Total operating expenses	367,696	246,581	1,408,218	1,153,343
Operating income	122,317	179,778	648,299	255,747
Interest and other income, net	2,260	6,128	15,097	15,422
Income before income tax expense	124,577	185,906	663,396	271,169
Income tax expense	8,552	14,255	82,306	18,023
Net income	$116,025	$171,651	$581,090	$253,146

Basic net income per share	$0.19	$0.29	$0.96	$0.44
Diluted net income per share	$0.19	$0.29	$0.94	$0.43

Shares used in basic per share computation	611,432	583,439	603,646	575,177
Shares used in diluted per share computation	618,599	601,559	616,371	588,684

(A) On January 10, 2011, the Company and Intel entered into a new six-year cross licensing agreement and both parties also agreed to settle all outstanding legal disputes. For accounting purposes, the fair valued benefit prescribed to the settlement portion was $57.0 million.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	January 29,	January 30,
	2012	2011
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$3,129,576	$2,490,563
Accounts receivable, net	336,143	348,770
Inventories	340,297	345,525
Prepaid expenses and other current assets	99,342	42,092
Total current assets	3,905,358	3,226,950

Property and equipment, net	560,072	568,857
Goodwill	641,030	369,844
Intangible assets, net	326,136	288,745
Other assets	120,332	40,850
Total assets	$5,552,928	$4,495,246

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$335,072	$286,138
Accrued liabilities and other current liabilities	594,886	656,544
Total current liabilities	929,958	942,682

Other long-term liabilities	455,807	347,713
Capital lease obligations, long term	21,439	23,389
Stockholders' equity	4,145,724	3,181,462
Total liabilities and stockholders' equity	$5,552,928	$4,495,246

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 30,	January 29,	January 30,
	2012	2011	2011	2012	2011

GAAP gross profit	$490,013	$556,717	$426,359	$2,056,517	$1,409,090
GAAP gross margin	51.4%	52.2%	48.1%	51.4%	39.8%
Stock-based compensation expense included in cost of revenue (A)	3,048	3,049	1,726	11,322	8,308
Legal settlement (D)	7,300	—	—	7,300	—
Net charge against cost of revenue arising from a weak die/packaging material set (B)	—	—	—	—	181,193
Non-GAAP gross profit	$500,361	$559,766	$428,085	$2,075,139	$1,598,591
Non-GAAP gross margin	52.5%	52.5%	48.3%	51.9%	45.1%

GAAP operating expenses	$367,696	$359,627	$246,581	$1,408,218	$1,153,343
Stock-based compensation expense included in operating expense (A)	(32,388)	(30,180)	(23,640)	(125,032)	(92,045)
Amortization of acquisition-related intangible assets	(5,041)	(5,399)	(2,295)	(17,190)	(9,182)
Net charge against operating expenses arising from a weak die/packaging material set (B)	—	—	—	—	(12,705)
Other acquisition-related costs (C)	(5,052)	(6,413)	—	(20,282)	—
Legal settlement (D)	—	—	57,000	—	57,000
Non-GAAP operating expenses	$325,215	$317,635	$277,646	$1,245,714	$1,096,411

GAAP net income	$116,025	$178,273	$171,651	$581,090	$253,146
Total pre-tax impact of non-GAAP adjustments	52,829	45,041	(29,339)	181,126	246,433
Income tax impact of non-GAAP adjustments	(10,718)	(6,302)	126	(27,810)	(23,165)
Non-GAAP net income	$158,136	$217,012	$142,438	$734,406	$476,414

Diluted net income per share
GAAP	$0.19	$0.29	$0.29	$0.94	$0.43
Non-GAAP	$0.26	$0.35	$0.24	$1.19	$0.81

Shares used in diluted net income per share computation	618,599	613,560	601,559	616,371	588,684

Metrics:
Graphics Processing Unit (GPU) revenue				$2,542,430	$2,527,144
Chipset product revenue				(197,417)	(687,033)
GPU revenue excluding chipset products				$2,345,013	$1,840,111

GAAP Revenue				$3,997,930	$3,543,309
Chipset product revenue				(197,417)	(687,033)
Revenue excluding chipset products				$3,800,513	$2,856,276

(A) Excludes stock-based compensation as follows:	Three Months Ended			Twelve Months Ended
	January 29,	October 30,	January 30,	January 29,	January 30,
	2012	2011	2011	2012	2011
Cost of revenue	$3,048	$3,049	$1,726	$11,322	$8,308
Research and development	$20,908	$19,308	$14,724	$80,502	$57,974
Sales, general and administrative	$11,480	$10,872	$8,916	$44,530	$34,071

(B) Excludes a charge related to the weak die/packaging material set, net of insurance reimbursement.
(C) Other acquisition-related costs are comprised of transaction costs, compensation charges and restructuring costs related to the acquisition of Icera, Inc. that was completed on June 10, 2011.
(D) Excludes legal settlement charges and benefits as follows:
      On February 7, 2012, the Company and Rambus entered into a licensing agreement and both parties also agreed to settle all outstanding legal disputes. For accounting purposes, an additional charge of $7.3 million associated with the fair value prescribed to the settlement portion was recognized for the year ended January 29, 2012.

     On January 10, 2011, the Company and Intel entered into a new six-year cross licensing agreement and both parties also agreed to settle all outstanding legal disputes. For accounting purposes, the fair valued benefit prescribed to the settlement portion was $57.0 million.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q1 FY2013 Outlook
GAAP gross margin	49.2%
Impact of stock-based compensation (A)	0.3%
Non-GAAP gross margin	49.5%

Q1 FY2013 Outlook
(In millions)
GAAP operating expenses	$383.0
Stock-based compensation expense included in operating expense	(34.0)
Amortization of acquisition-related intangible assets	(4.2)
Other acquisition-related costs (B)	(4.8)
Non-GAAP operating expenses	$340.0

(A) Represents $2.8 million of stock-based compensation expense included in cost of revenue.
(B) Other acquisition related costs are comprised of transaction costs, compensation charges and restructuring costs related to the acquisition of Icera, Inc. that was completed on June 10, 2011.